SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June  6, 2000
                           Ursus Telecom Corporation
          (Exact name of registrant as specified in its charter)


      Florida                         333-46197               65-0398306
(State or Other Jurisdiction        (Commission               (IRS Employer
of Incorporation or Organization     File Number)          Identification No.)


        440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida 33325
                     (Address of Principal Executive Offices)

         Registrant's telephone number, including area code (954-846-7887)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 13, 2000, pursuant to a Stock Purchase Agreement and Merger Agreement (collectively, the "Agreements") dated as of June 1, 2000, Ursus Telecom Corporation (the "Company"), through a subsidiary, acquired Latin American Enterprises ("LAE") and purchased all the issued and outstanding common stock of various affiliated companies. Pursuant to the Agreements, the shareholders of Latin American Enterprises and the affiliated Company's received aggregate consideration of 450,000 shares of the Company's common stock together with $65,000 and warrants to purchase an additional 200,000 shares of the Company's common stock at a price of $15.50 per share. Based upon the closing price of the Company's common stock on June 1, 2000 and the fair market value of the other consideration given, the aggregate consideration is valued at approximately $4.0 million. The terms of the Agreements, including the purchase price, were negotiated by the parties on an arms length basis.

     The acquisition has an effective date of June 1, 2000. As a result, financial results of the acquired business will be included in the Company's results commencing June 1, 2000. The Company will account for the acquisition using the purchase method of accounting.

LAE is provider of international long distance telecommunication services, primarily through the sale of prepaid calling cards in airports and other highly visible locations in the United States, Latin America and Spain. The prepaid calling cards are distributed through manned kiosks and vending machines. LAE supports the marketing efforts through branch offices and affiliated companies located in 13 countries. LAE operates a switching facility in Miami, Florida.


ITEM 7. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     It is impracticable to provide the financial statements required relative to the acquired businesses described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file the required financial statements within 60 days of the filing of this Form 8-K.

     (b)    Pro Forma Financial Information.

     It is impracticable to provide the pro forma information required relative to the acquired businesses described in Item 2 at the time this Report on Form 8-K is filed. The Registrant will file the required financial statements within 60 days of the filing of this Form 8-K.

     (c)    Exhibits

            2.1 Stock Purchase Agreement dated as of June 1, 2000 by and among Ursus Telecom Corporation, Juan Jose Pino and those other certain stockholders named therein.

            2.2 Merger Agreement dated as of June 1, 2000 by and among Ursus Telecom Corporation, LAE Acquisition Corporation, Latin American Enterprises, Inc., Juan Jose Pino and Carlos Sebastian Sila.

            99.1   Press release dated June 7, 2000
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                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    URSUS TELECOM CORPORATION


                                  By: /s/ Johannes Seefried
                                     ---------------------------
                                      Johannes S. Seefried
                                      Chief Financial Officer
                                      and authorized officer of registrant


Dated: June 21, 2000